                                                                  EXHIBIT 10.3

                                FORM OF WARRANT

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS IT HAS BEEN REGISTERED UNDER THOSE LAWS OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO IT THAT AN EXEMPTION FROM REGISTRATION UNDER EACH OF THOSE LAWS IS AVAILABLE.

                                      Right to Purchase _______ Shares of Common
                                      Stock of NaPro BioTherapeutics, Inc.


                          NAPRO BIOTHERAPEUTICS, INC.

                         COMMON STOCK PURCHASE WARRANT


          NAPRO BIOTHERAPEUTICS, INC., a Delaware corporation (the "Company"), hereby certifies that, for value received, [NAME OF BUYER] or registered assigns (the "Holder"), is entitled, subject to the terms set forth below, to purchase from the Company at any time or from time to time after the date hereof, and before 5:00 p.m., New York City time, on the Expiration Date (as hereinafter defined), _______ fully paid and nonassessable shares of Common Stock at a purchase price per share equal to the Purchase Price (as hereinafter defined). The number of such shares of Common Stock and the Purchase Price are subject to adjustment as provided in this Warrant.

          As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

          "Business Day" as used herein shall mean a day on which the New York Stock Exchange is open for business.

          "Common Stock" includes the Company's Common Stock, $.0075 par value per share, and the related Preferred Stock Purchase Rights (and any similar rights issued with respect to the Common Stock) as authorized on the date hereof, and any other securities into which or for which the Common Stock or the related Preferred Stock Purchase Rights (and any similar rights issued with respect to the Common Stock) may be converted or

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                               FORM OF WARRANT

     exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

          "Company" shall include NaPro BioTherapeutics, Inc. and any corporation that shall succeed to or assume the obligation of NaPro BioTherapeutics, Inc. hereunder in accordance with the terms hereof.

          "Expiration Date" refers to June 3, 2001.

          "Other Securities" refers to any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the Holder at any time shall be entitled to receive, or shall have received, on the exercise of this Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 4.

          "Preferred Stock Purchase Rights" means the Preferred Stock Purchase Rights issued or issuable pursuant to the Rights Agreement.

          "Purchase Price" shall mean $10.00, subject to adjustment as provided in this Warrant.

          "Rights Agreement" means the Rights Agreement, dated as of November 8, 1996, by and between the Company and American Stock Transfer & Trust Company, as Rights Agent, as amended from time to time in accordance with its terms.

          1.   EXERCISE OF WARRANT.
               -------------------

          1.1  EXERCISE.  (a) This Warrant may be exercised by the Holder hereof
               --------
in full or in part at any time or from time to time during the exercise period specified in the first paragraph hereof until the Expiration Date by surrender of this Warrant and the subscription form annexed hereto (duly executed by the Holder), to the Company's transfer agent and registrar for the Common Stock, and by making payment, in cash or by certified or official bank check payable to the order of the Company, in the amount obtained by multiplying (a) the number of shares of Common Stock designated by the Holder in the subscription form by (b) the Purchase Price then in effect. On any partial exercise the Company will forthwith issue and deliver to or upon the order of the Holder hereof a new Warrant or Warrants of like tenor, in the name of the Holder hereof or as the Holder (upon payment by the Holder of any applicable transfer taxes) may

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                                FORM OF WARRANT

request, providing in the aggregate on the face or faces thereof for the purchase of the number of shares of Common Stock for which such Warrant or Warrants may still be exercised.

          (b) Notwithstanding any other provision of this Warrant, in no event shall the Holder be entitled at any time to purchase a number of shares of Common Stock on exercise of this Warrant in excess of that number of shares upon purchase of which the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and all persons whose beneficial ownership of shares of Common Stock would be aggregated with the Holder's beneficial ownership of shares of Common Stock for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Regulation 13D-G thereunder, (each such person other than the Holder a "Related Person" and all such persons other than the Holder, collectively, the "Related Persons") (other than shares of Common Stock deemed beneficially owned through the ownership of the unexercised portion of this Warrant and any of the Company's Senior Convertible Notes due June 3, 2000 by the Holder and all Related Persons) and (2) the number of shares of Common Stock issuable upon exercise of the portion of this Warrant with respect to which the determination in this sentence is being made, would result in beneficial ownership by the Holder and all Related Persons of more than 4.9% of the outstanding shares of Common Stock.
For purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and Regulation 13D-G thereunder, except as otherwise provided in clause (1) of the immediately preceding sentence. For purposes of the second preceding sentence, the Company shall be entitled to rely, and shall be fully protected in relying, on any statement or representation made by the Holder to the Company in connection with a particular exercise of this Warrant, without any obligation on the part of the Company to make any inquiry or investigation or to examine its records or the records of any transfer agent for the Common Stock.

          1.2  NET ISSUANCE.  Notwithstanding anything to the contrary contained
               ------------
in Section 1.1, the Holder may elect to exercise this Warrant in whole or in part by receiving shares of Common Stock equal to the net issuance value (as determined below) of this Warrant, or any part hereof, upon surrender of this Warrant to the Company's transfer agent and registrar for the Common Stock the principal office of the Company together with the subscription form annexed hereto (duly executed by the Holder), in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

          X = Y (A-B)
              -------
                 A

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                                FORM OF WARRANT

            Where:  X =  the number of shares of Common Stock to be issued to the Holder

                    Y = the number of shares of Common Stock as to which this Warrant is to be exercised

                    A = the current fair market value of one share of Common Stock calculated as of the last trading day immediately preceding the exercise of this Warrant

                    B =  the Purchase Price

          As used herein, current fair market value of Common Stock as of a specified date shall mean with respect to each share of Common Stock the average of the closing sale price of the Common Stock on the principal securities market on which the Common Stock may at the time be listed or, if there have been no sales on any such exchange on such day, the average of the highest bid and lowest asked prices on the principal securities market at the end of such day, or, if on such day the Common Stock is not so listed, the average of the representative bid and asked prices quoted in the Nasdaq System as of 4:00 p.m., New York City time, or, if on such day the Common Stock is not quoted in the Nasdaq System, the average of the highest bid and lowest asked price on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of five consecutive Business Days consisting of the day as of which the current fair market value of a share of Common Stock is being determined (or if such day is not a Business Day, the Business Day next preceding such day) and the four consecutive Business Days prior to such day.
If on the date for which current fair market value is to be determined the Common Stock is not listed on any securities exchange or quoted in the Nasdaq System or the over-the-counter market, the current fair market value of Common Stock shall be the highest price per share which the Company could then obtain from a willing buyer (not a current employee or director) for shares of Common Stock sold by the Company, from authorized but unissued shares, as determined in good faith by the Board of Directors of the Company, unless prior to such date the Company has become subject to a merger, acquisition or other consolidation pursuant to which the Company is not the surviving party, in which case the current fair market value of the Common Stock shall be deemed to be the value received by the holders of the Company's Common Stock for each share thereof pursuant to the Company's acquisition.

          2.   DELIVERY OF STOCK CERTIFICATES, ETC., ON EXERCISE.  As soon as
               -------------------------------------------------
practicable after the exercise of this Warrant, and in any event within three Business Days thereafter, the

                                FORM OF WARRANT

Company at its expense (including the payment by it of any applicable issue or stamp taxes) will cause to be issued in the name of and delivered to the Holder hereof, or as the Holder (upon payment by the Holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of fully paid and nonassessable shares of Common Stock (or Other Securities) to which the Holder shall be entitled on such exercise, in such denominations as may be requested by the Holder, plus, in lieu of any fractional share to which the Holder would otherwise be entitled, cash equal to such fraction multiplied by the then current fair market value (as determined in accordance with subsection 1.2) of one full share, together with any other stock or other securities any property (including cash, where applicable) to which the Holder is entitled upon such exercise pursuant to Section 1 or otherwise.

          3.   ADJUSTMENT FOR DIVIDENDS IN OTHER STOCK, PROPERTY, ETC.;
               --------------------------------------------------------
RECLASSIFICATION, ETC.  In case at any time or from time to time, all the
---------------------
holders of Common Stock (or Other Securities) shall have received, or (on or after the record date fixed for the determination of stockholders eligible to receive) shall have become entitled to receive, without payment therefor,

         (a) other or additional stock or other securities or property (other than cash) by way of dividend, or

         (b) any cash (excluding cash dividends payable solely out of earnings or earned surplus of the Company), or

         (c) other or additional stock or other securities or property (including cash) by way of spin-off, split-up, reclassification, recapitalization, combination of shares or similar corporate rearrangement, other than additional shares of Common Stock (or Other Securities) issued as a stock dividend or in a stock-split (adjustments in respect of which are provided for in Section 5), then and in each such case the Holder, on the exercise hereof as provided in Section 1, shall be entitled to receive the amount of stock and other securities and property (including cash in the cases referred to in subdivisions (b) and (c) of this Section 3) which the Holder would hold on the date of such exercise if on the date thereof the Holder had been the holder of record of the number of shares of Common Stock called for on the face of this Warrant and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and all such other or additional stock and other securities and property (including cash in the case referred to in subdivisions (b) and (c) of this Section 3) receivable by the Holder as aforesaid during such

                                FORM OF WARRANT

period, giving effect to all adjustments called for during such period by
Section 4.

          4.   EXERCISE UPON REORGANIZATION, CONSOLIDATION, MERGER, ETC.  In
               --------------------------------------------------------
case at any time or from time to time, the Company shall (a) effect a reorganization, (b) consolidate with or merge into any other person, or (c) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, as a condition of such reorganization, consolidation, merger, sale or conveyance, the Company shall give at least 30 days notice to the Holder of such pending transaction whereby the Holder shall have the right to exercise this Warrant prior to any such reorganization, consolidation, merger, sale or conveyance. Any exercise of this Warrant pursuant to notice under this Section shall be conditioned upon the closing of such reorganization, consolidation, merger, sale or conveyance which is the subject of the notice and the exercise of this Warrant shall not be deemed to have occurred until immediately prior to the closing of such transaction.

          5.   ADJUSTMENT FOR EXTRAORDINARY EVENTS.  In the event that the
               -----------------------------------
Company shall (i) issue additional shares of the Common Stock as a dividend or other distribution on outstanding Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock, or (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then, in each such event, the Purchase Price shall, simultaneously with the happening of such event, be adjusted by multiplying the Purchase Price in effect immediately prior to such event by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Purchase Price then in effect. The Purchase Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this Section 5. The Holder shall thereafter, on the exercise hereof as provided in Section 1, be entitled to receive that number of shares of Common Stock determined by multiplying the number of shares of Common Stock which would be issuable on such exercise immediately prior to such issuance by a fraction of which (i) the numerator is the Purchase Price in effect immediately prior to such issuance and (ii) the denominator is the Purchase Price in effect on the date of such exercise.

          6.   FURTHER ASSURANCES.  The Company will take all action that may be
               ------------------
necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock, free from all taxes, liens and charges with respect to the issue thereof, on the exercise of all or any portion of this Warrant from time to time outstanding.

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

                                FORM OF WARRANT

          7.   NOTICES OF RECORD DATE, ETC.  In the event of
               ---------------------------

          (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend on, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

          (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all of the assets of the Company to or consolidation or merger of the Company with or into any other person, or

          (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then and in each such event the Company will mail or cause to be mailed to the Holder, at least ten days prior to such record date, a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or Other Securities) shall be entitled to exchange their shares of Common Stock (or Other Securities) for securities or other property deliverable on such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up, and (iii) the amount and character of any stock or other securities, or rights or options with respect thereto, proposed to be issued or granted, the date of such proposed issue or grant and the persons or class of persons to whom such proposed issue or grant is to be offered or made. Such notice shall also state that the action in question or the record date is subject to the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or a favorable vote of stockholders if either is required. Such notice shall be mailed at least ten days prior to the date specified in such notice on which any such action is to be taken or the record date, whichever is earlier.

          8.   RESERVATION OF STOCK, ETC., ISSUABLE ON EXERCISE OF WARRANTS.
               ------------------------------------------------------------
The Company will at all times reserve and keep available out of its authorized but unissued shares of capital stock, solely for issuance and delivery on the exercise of this Warrant, a sufficient number

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                                FORM OF WARRANT

of shares of Common Stock (or Other Securities) to effect the full exercise of this Warrant and the exercise, conversion or exchange of any other warrant or security of the Company exerciseable for, convertible into, exchangeable for or otherwise entitling the holder to acquire shares of Common Stock (or Other Securities), and if at any time the number of authorized but unissued shares of Common Stock (or Other Securities) shall not be sufficient to effect such exercise, conversion or exchange, the Company shall take such action as may be necessary to increase its authorized but unissued shares of Common Stock (or Other Securities) to such number as shall be sufficient for such purposes.

          9.   TRANSFER OF WARRANT.  This Warrant shall inure to the benefit of
               -------------------
the successors to and assigns of the Holder. This Warrant and all rights hereunder, in whole or in part, are registrable at the office or agency of the Company referred to below by the Holder hereof in person or by his duly authorized attorney, upon surrender of this Warrant properly endorsed.

          10.  REGISTER OF WARRANTS.  The Company shall maintain, at the
               --------------------
principal office of the Company (or such other office as it may designate by notice to the Holder hereof), a register in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each successor and prior owner of such Warrant. The Company shall be entitled to treat the person in whose name this Warrant is so registered as the sole and absolute owner of this Warrant for all purposes.

          11.  EXCHANGE OF WARRANT.  This Warrant is exchangeable, upon the
               -------------------
surrender hereof by the Holder hereof at the office or agency of the Company referred to in Section 10, for one or more new Warrants of like tenor representing in the aggregate the right to subscribe for and purchase the number of shares of Common Stock which may be subscribed for and purchased hereunder, each of such new Warrants to represent the right to subscribe for and purchase such number of shares as shall be designated by said Holder hereof at the time of such surrender.

          12.  REPLACEMENT OF WARRANT.  On receipt of evidence reasonably
               ----------------------
satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

          13.  WARRANT AGENT.  The Company may, by written notice to the Holder,
               -------------
appoint an agent having an office in the United States of America, for the purpose of issuing

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                                FORM OF WARRANT

Common Stock (or Other Securities) on the exercise of this Warrant pursuant to
Section 1, exchanging this Warrant pursuant to Section 11, and replacing this Warrant pursuant to Section 12, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

          14.  REMEDIES.  The Company stipulates that the remedies at law of the
               --------
Holder in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

          15.  NO RIGHTS OR LIABILITIES AS A STOCKHOLDER.  This Warrant shall
               -----------------------------------------
not entitle the Holder hereof to any voting rights or other rights as a stockholder of the Company. No provision of this Warrant, in the absence of affirmative action by the Holder hereof to purchase Common Stock, and no mere enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of the Holder for the Purchase Price or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

          16.  NOTICES, ETC.  All notices and other communications from the
               ------------
Company to the registered Holder shall be mailed by first class certified mail, postage prepaid, at such address as may have been furnished to the Company in writing by the Holder or at the address shown for the Holder on the register of Warrants referred to in Section 10.

          17.  TRANSFER RESTRICTIONS.  By acceptance of this Warrant, the Holder
               ---------------------
represents to the Company that this Warrant is being acquired for the Holder's own account and for the purpose of investment and not with a view to, or for sale in connection with, the distribution thereof, nor with any present intention of distributing or selling the Warrant or the Common Stock issuable upon exercise of the Warrant. The Holder acknowledges and agrees that this Warrant and, except as otherwise provided in the Note Purchase Agreement by and between the Company and the original Holder of this Warrant (the "Registration Rights Agreement"), the Common Stock issuable upon exercise of this Warrant (if any) have not been (and at the time of acquisition by the Holder, will not have been or will not be), registered under the Securities Act or under the securities laws of any state, in reliance upon certain exemptive provisions of such statutes. The Holder further recognizes and acknowledges that because this Warrant and, except as provided in the Note Purchase Agreement, the Common Stock issuable upon exercise of this Warrant (if any) are unregistered, they may not be eligible for resale, and may only be resold in the future pursuant to an effective registration statement under the Securities Act and any

                                FORM OF WARRANT

applicable state securities laws, or pursuant to a valid exemption from such registration requirements. Unless the shares of Common Stock issuable upon exercise of this Warrant have theretofore been registered for resale under the Securities Act, the Company may require, as a condition to the issuance of Common Stock upon the exercise of this Warrant (i) in the case of an exercise in accordance with Section 1.1 hereof, a confirmation as of the date of exercise of the Holder's representations pursuant to this Section 17, or (ii) in the case of an exercise in accordance with Section 1.2 hereof, an opinion of counsel reasonably satisfactory to the Company that the shares of Common Stock to be issued upon such exercise may be issued without registration under the Securities Act.

          18.  LEGEND.  Unless theretofore registered for resale under the
               ------
Securities Act, each certificate for shares issued upon exercise of this Warrant shall bear the following legend:

     The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended. The securities have been acquired for investment and may not be resold, transferred or assigned in the absence of an effective registration statement for the securities under the Securities Act of 1933, as amended, or an opinion of counsel that registration is not required under said Act.

          19.  MISCELLANEOUS.  This Warrant and any terms hereof may be changed,
               -------------
waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be construed and enforced in accordance with and governed by the internal laws of the State of Delaware. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

                                FORM OF WARRANT

          IN WITNESS WHEREOF, the Company has caused this Warrant to be executed on its behalf by one of its officers thereunto duly authorized.

Dated: June 3, 1997              NAPRO BIOTHERAPEUTICS, INC.



                                 By:___________________________________________
                                 ______

                                 Title:________________________________________
                                 ______

                                FORM OF WARRANT

                              FORM OF SUBSCRIPTION

                          NAPRO BIOTHERAPEUTICS, INC.

                   (To be signed only on exercise of Warrant)

TO:  AMERICAN STOCK TRANSFER & TRUST COMPANY,
        as Exercise Agent
     6201 15th Avenue, 3rd Floor
     Brooklyn, New York  11219

     1. The undersigned Holder of the attached original, executed Warrant hereby elects to exercise its purchase right under such Warrant with respect to ______________ shares of Common Stock, as defined in the Warrant, of NaPro BioTherapeutics, Inc., a Delaware Corporation (the "Company").

     2.   The undersigned Holder (check one):

  o (a) elects to pay the aggregate purchase price for such shares of Common Stock (the "Exercise Shares") (i) by lawful money of the United States or the enclosed certified or official bank check payable in United States dollars to the order of the Company in the amount of $___________, or (ii) by wire transfer of United States funds to the account of the Company in the amount of $____________, which transfer has been made before or simultaneously with the delivery of this Form of Subscription pursuant to the instructions of the Company;

     or

  o (b) elects to receive shares of Common Stock having a value equal to the value of the Warrant calculated in accordance with Section 1.2 of the Warrant.

     3. Please issue a stock certificate or certificates representing the appropriate number of shares of Common Stock in the name of the undersigned or in such other names as is specified below:

     4. The undersigned Holder hereby represents to the Company that the exercise of the Warrant elected hereby does not violate Section 1.1(b) of the Warrant.

                                FORM OF WARRANT

     Name:         _____________________________________

     Address:      _____________________________________

                   _____________________________________


Dated:____________ ___, ____          ____________________________
                                      (Signature must conform to name of Holder as specified on the face of the Warrant)

                                      ____________________________

                                      ____________________________
                                                    (Address)


                                     -13-